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                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     AND COMMON SHARE EQUIVALENT (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)







                                                                  1996                 1995                  1994
                                                          --------------------  --------------------  --------------------
                                                            Fully                 Fully                 Fully
                                                           Diluted    Primary    Diluted    Primary    Diluted    Primary
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Income before extraordinary loss                          $   460.6  $   460.6  $   328.3  $   328.3  $   250.2  $   250.2
Extraordinary loss                                           --         --           (2.0)      (2.0)     (10.5)     (10.5)
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Net income                                                $   460.6  $   460.6  $   326.3  $   326.3  $   239.7  $   239.7
                                                          =========  =========  =========  =========  =========  =========

Weighted average common shares outstanding                    218.0      218.0      213.7      211.9      209.6      205.9
Common share equivalents                                       20.4       19.8       29.8       28.7       37.5       38.2
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Weighted average common shares and common
   share equivalents                                          238.4      237.8      243.5      240.6      247.1      244.1
                                                          =========  =========  =========  =========  =========  =========

Earnings per common share and common
   share equivalent:


       Income before extraordinary loss                   $    1.93 $     1.94  $    1.35  $    1.36  $    1.01  $    1.02
       Extraordinary loss                                    --         --          (0.01)     (0.01)     (0.04)     (0.04)
                                                          ---------  ---------  ---------  ---------  ---------  ---------
       Net income                                         $    1.93 $     1.94  $    1.34  $    1.35  $    0.97  $    0.98
                                                          =========  =========  =========  =========  =========  =========

Calculation of common share equivalents:

       Options and warrants to purchase common shares          31.6       31.2       43.8       44.1       54.0       56.5
       Common shares assumed purchased with potential
          proceeds                                            (11.2)     (11.4)     (14.0)     (15.4)     (16.5)     (18.3)
                                                          ---------  ---------  ---------  ---------  ---------  ---------
       Common share equivalents                                20.4       19.8       29.8       28.7       37.5       38.2
                                                          =========  =========  =========  =========  =========  =========

Calculation of common shares assumed purchased with potential proceeds:

       Potential proceeds from exercise of options and
          warrants to purchase common shares              $   462.3  $   394.3  $   359.2  $   298.9  $   262.9  $   237.5
       Common stock price used under the treasury
          stock method                                    $   41.15  $   34.43  $   25.62  $   19.40  $   15.94  $   12.98
       Common shares assumed purchased with
          potential proceeds                                   11.2       11.4       14.0       15.4       16.5       18.3
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